Exhibit 99.1

HANMI EARNS $4.2 MILLION AND REPORTS EARNINGS PER SHARE OF

$0.03 IN 3Q11

IMPROVING CREDIT METRICS, HIGHER NET INTEREST MARGIN, AND BETTER EFFICIENCY

CONTRIBUTE TO PROFITS

LOS ANGELES – October 20, 2011 – Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank (the “Bank”), today reported net income of $4.2 million, or $0.03 per diluted common share, for the third quarter of 2011. Hanmi’s performance marks the fourth consecutive profitable quarter following the $8.0 million, or $0.05 per diluted common share, earned in the second quarter of 2011. In the first nine months of 2011, Hanmi earned $22.6 million, or $0.15 per diluted common share, compared to a loss of $93.3 million, or $1.24 per common share, in the first nine months of 2010.

“Hanmi’s continuing profitability in the third quarter further demonstrates the strength of our core franchise and sustainable improvements in the overall condition of the Bank,” said Jay S. Yoo, President and Chief Executive Officer. “Improvements in key asset quality measures, liquidation of problem assets, and contributions from SBA loans and investment sales highlight the third quarter profitable results.”

Hanmi Financial 2011 Quarterly Financial Highlights

	For the Three Months Ended
(Dollars in Thousands)	9/30/2011	6/30/2011	9/30/2010
Net income	$4,203	$8,001	$(14,577)
Net income per diluted common share	$0.03	$0.05	$(0.12)

Total assets	$2,686,570	$2,710,835	$2,968,505
Total net loans	$1,928,735	$2,003,669	$2,218,228
Total deposits	$2,353,169	$2,398,375	$2,527,386

Net interest margin	3.75%	3.65%	3.49%
Efficiency ratio	60.55%	72.67%	75.38%

Tangible common equity per common share	$1.33	$1.30	$1.13

Non-performing assets	$95,792	$168,442	$215,306
Non-performing Assets/Total assets	3.57%	6.21%	7.25%
Allowance for loan losses/Total gross loans	4.97%	5.16%	7.35%
Allowance for loan losses/Total non-performing loans	105.54%	65.25%	90.41%

Hanmi Bank
Tier 1 risk-based capital	13.42%	12.72%	10.28%
Total risk-based capital	14.71%	14.02%	11.61%
Tangible equity/Tangible assets	10.63%	10.33%	8.37%

Third Quarter of 2011 Highlights (at or for the period ended September 30, 2011)

•	Substantial improvements in asset quality including a reduction in non-performing assets (NPAs), delinquent loans, and charge-offs

•

NPAs declined 55.5% year-over-year to $95.8 million, or 3.57% of total assets, from $215.3 million, or 7.25% of total assets in the third quarter of 2010. NPAs decreased by $72.7 million, or 43.1%, from the immediately preceding quarter, reflecting success in selling non-performing loans and slowing migration of new nonaccrual loans.

•

Delinquent loans, which are 30 to 89 days past due and still accruing, were $16.5 million, up from $15.6 million, or 5.3%, in the immediately preceding quarter, and down from $23.9 million a year ago, or 31.1%, a year ago.

•	Total net charge-offs declined to $15.5 million from $16.5 million, or 6.0%, in the second quarter of 2011, and down from $21.3 million, or 27.2%, in the third quarter of 2010.

•	All capital ratios improved from prior quarter and continues to be considered “well-capitalized” for regulatory purposes

•

The Bank’s tangible common equity to tangible assets ratio at September 30, 2011 was 10.63%, which well exceeds the 9.5% requirement set forth in the Final Order issued to the Bank by the California Department of Financial Institutions (CDFI)

•	Sustainable profitability with a positive trend on efficiency and net interest margin

•	Net income for the third quarter of 2011 totaled $4.2 million, or $0.03 per diluted common share, and earnings for the first nine months of 2011 was $22.6 million, or $0.15 per diluted common share.

•	Net interest margin (NIM) was 3.75% in the third quarter of 2011, up 10 basis points from 3.65% in the immediately preceding quarter and up 26 basis points from 3.49% in the third quarter of 2010.

•	Efficiency ratio improved to 60.6% this quarter as compared to 72.7% in the immediately preceding quarter and 75.4% in the third quarter of 2010.

Capital Management

“We are continuing to reevaluate the adequacy of our capital given the level and nature of the risks to which we are exposed. Despite volatile financial markets and economic headwinds, improving asset quality and stronger capital levels allow us time to properly evaluate options that maximize shareholder value,” said Yoo. The following table shows the Bank’s capital ratios:

Capital ratio	3Q2011	2Q2011	3Q2010
Total risk-based	14.71%	14.02%	11.61%
Tier 1 risk-based	13.42%	12.72%	10.28%
Tier 1 leverage	10.41%	9.70%	8.26%
Tangible common equity	10.63%	10.33%	8.37%

All of the Bank’s capital ratios were above the minimum regulatory standards for being considered to be “well-capitalized” for regulatory purposes. The Bank’s tangible common equity to tangible assets ratio of 10.63% at September 30, 2011, well exceeds the 9.5% requirement set forth in the Final Order issued to the Bank by the CDFI.

Asset Quality

NPLs declined 42.8% to $95.5 million at September 30, 2011, down from $167.1 million at June 30, 2011, and $194.7 million at September 30, 2010. Of the NPLs, non-performers current on payments were $50.4 million, or 52.8%, compared to $85.6 million or 51.2% at June 30, 2011 and $33.4 million or 17.2% at September 30, 2010. In addition, $17.5 million, or 18.3% of the NPLs, were recorded at the lower of cost or fair value as they were classified as held for sale. Out of the NPLs, $12.5 million is guaranteed by the Small Business Administration (SBA) and the State of California.

The following table shows NPLs by loan category:

Total Non-Performing Loans

(Dollars in Thousands)	09/30/2011	% of Total NPL	06/30/2011	% of Total NPL	12/31/2010	% of Total NPL	09/30/2010	% of Total NPL
Real Estate Loans:
Commercial Property
Retail	13,273	13.9%	14,335	8.6%	10,998	6.5%	17,308	8.9%
Land	2,723	2.9%	25,184	15.1%	26,808	15.9%	29,701	15.3%
Other	6,844	7.2%	4,613	2.8%	10,131	6.0%	13,794	7.1%
Construction	6,142	6.4%	12,298	7.4%	19,097	11.3%	9,338	4.8%
Residential Property	1,464	1.5%	1,726	1.0%	1,926	1.1%	1,957	1.0%

Commercial & Industrial Loans:
Commercial Term
Unsecured	10,395	10.9%	10,758	6.4%	17,065	10.1%	18,565	9.5%
Secured by Real Estate	29,667	31.1%	60,053	35.9%	45,946	27.2%	70,564	36.2%
Commercial Lines of Credit	2,222	2.3%	2,905	1.7%	2,798	1.7%	3,692	1.9%
SBA	21,673	22.7%	31,163	18.6%	33,085	19.6%	28,632	14.7%
International Loans			3,243	1.9%	127	0.1%	540	0.3%

Consumer Loans	1,100	1.2%	824	0.5%	1,047	0.6%	638	0.3%

TOTAL NPL (1)	95,503	100.0%	167,102	100.0%	169,028	100.0%	194,729	100.0%

(1)	Includes loans held for sale of $17.5 million, $22.6 million, $26.6 million and $10.7 million as of September 30, 2011, June 30, 2011, December 31, 2010 and September 30, 2010, respectively.

“NPLs declined significantly in the third quarter, as we continued to proactively sell loans and move delinquent loans through the collection process,” said J.H. Son, Executive Vice President and Chief Credit Officer. “We completed $30.6 million in non-performing loan sales and a $19.2 million short sale, despite what has been a pretty soft market. We were able to accomplish this goal with small tranche sales which helped to improve overall returns.”

The sale of other real estate owned (OREO) continued during the third quarter, with five properties valued at $2.2 million resulting in an $82,000 net gain. In the first nine months of 2011, Hanmi sold thirteen properties valued at $6.7 million resulting in a net loss of $599,000. OREO totaled $289,000 at September 30, 2011, down from $1.3 million at June 30, 2011, and down from $20.6 million at September 30, 2010.

“Loans that are less than 90 days delinquent increased minimally in the third quarter of 2011, reflecting more stable levels for the past two quarters,” Son said. Delinquent loans, 30-89 past due and still accruing interest, which are not included in NPLs, totaled $16.5 million, or 0.81% of gross loans at September 30, 2011, a marginal increase from $15.6 million, or 0.74% of gross loans at June 30, 2011.

The following table shows delinquent loans, 30-89 past due and still accruing interest, by loan category:

Delinquent Loans (30-89 days past due and still accruing interest)

(Dollars in Thousands)	9/30/2011	% of Total	6/30/2011	% of Total	12/31/2010	% of Total	9/30/2010	% of Total
Real Estate Loans:
Commercial Property
Retail	3,975	24.1%					381	1.6%
Land
Other	766	4.7%	4,082	26.1%
Construction					4,894	22.8%	8,713
Residential Property	1,763	10.7%	2,778	17.8%	522	2.4%	261	1.1%

Commercial & Industrial Loans:
Commercial Term
Unsecured	764	4.6%	2,079	13.3%	3,620	16.9%	2,494	10.4%
Secured by Real Estate	4,523	27.5%	4,625	29.6%	7,251	33.8%	6,087	25.5%
Commercial Lines of Credit	300	1.8%			160	0.7%	294	1.2%
SBA	4,045	24.6%	1,412	9.0%	4,381	20.4%	4,929	20.6%
International Loans			99	0.6%
Consumer Loans	337	2.0%	569	3.6%	629	2.9%	737	3.1%

TOTAL (1)	16,473	100.0%	15,644	100.0%	21,457	100.0%	23,896	100.0%

(1)	Includes loans held for sale of $369,000 as of September 30, 2010.

The following table shows Hanmi’s credit quality trends since the third quarter of 2007:

Credit Quality Trends (Dollars in Thousands)

	Provision for Credit Losses	Net Charge-offs	Allowance for Loan Losses to Gross Loans (%)	30-89 Days Past Due to Gross Loans (%)	Non-performing Assets to Total Assets (% )
9/30/2011	8,100	15,506	4.97	0.81	3.57
6/30/2011	—	16,501	5.16	0.74	6.21
3/31/2011	—	21,555	5.79	0.95	5.36
12/31/2010	5,000	35,249	6.44	0.95	5.95
9/30/2010	22,000	21,304	7.35	1.00	7.25
6/30/2010	37,500	38,946	7.06	0.87	9.13
3/31/2010	57,996	26,393	6.63	2.56	9.43
12/31/2009	77,000	57,312	5.14	1.46	7.76
9/30/2009	49,500	29,875	4.19	0.96	5.83
6/30/2009	23,934	23,597	3.33	1.51	5.20
3/31/2009	45,953	11,813	3.16	1.45	4.04
12/31/2008	25,450	18,622	2.11	1.23	3.14
9/30/2008	13,176	11,831	1.91	0.68	3.04
6/30/2008	19,229	8,220	1.88	0.94	2.91
3/31/2008	17,821	7,297	1.60	0.73	2.25
12/31/2007	20,704	11,628	1.33	0.61	1.37
9/30/2007	8,464	6,084	1.07	0.52	1.12

One of the factors that have contributed to the improvement of asset quality is the on-going program for NPLs. During the third quarter of 2011, Hanmi sold 26 NPLs valued at $30.6 million for net proceeds of $27.5 million. In the first nine months of 2011, it sold 66 loans with net proceeds of $73.1 million. At September 30, 2011, loans held for sale (LHFS) totaled $37.2 million, a reduction of $6.9 million, or 15.7%, from $44.1 million at June 30, 2011, and an increase of 1.60%, from $36.6 million at December 31, 2010. As illustrated in the above table, Hanmi’s NPAs to total assets peaked at March 31, 2010 at 9.43% and has improved to 3.57% at September 30, 2011.

The following table presents the details of loans held for sale:

Loans Held for Sale

(Dollars in Thousands)	09/30/2011	06/30/2011	$ Change	% Change	12/31/2010	$ Change	% Change	09/30/2010	$ Change	% Change
Real Estate Loans:
Commercial Property
Retail	6,152							1,939	4,213
Land					1,082	(1,082)
Other	3,545	708	2,837		1,177	2,368		227	3,318
Construction					1,406	(1,406)
Residential Property		266

Commercial & Industrial Loans:
Commercial Term
Unsecured								144	(144)
Secured by Real Estate	7,382	12,857	(5,475)	-42.6%	14,893	(7,511)	-50.4%	1,697	5,685
SBA	20,123	30,274	(10,151)	-33.5%	18,062	2,061	11.4%	6,653	13,470

TOTAL	37,202	44,105	(12,789)	-15.7%	36,620	(5,570)	1.6%	10,660	26,542

At September 30, 2011, the allowance for loan losses was $100.8 million or 4.97% of gross loans. The allowance for loan losses to loans peaked in September of 2010 at 7.35%, and has steadily declined over the past few quarters as credit metrics improved. The ratio of allowance for loan losses to non-performing loans at September 30, 2011, improved to 105.5% compared to 65.3% at June 30, 2011. Third quarter charge-offs, net of recoveries, were $15.5 million in the third quarter of 2011, compared to $16.5 million in the second quarter of 2011 and $21.3 million in the third quarter of 2010.

Hanmi established a provision for credit losses of $8.1 million for the third quarter of 2011. The provision related predominantly to additional provisions for impaired loans and an increase in the historical loss factor in the commercial line of credit pool. Of the total $8.1 million of provision for credit losses, $831,000 was allocated to cover off-balance sheet items, bringing the allowance for off-balance sheet items total to $3.2 million. Hanmi recorded a provision for credit losses of $22.0 million and $117.5 million in the third quarter and first nine months of 2010, respectively. With the improvement in overall credit metrics, provision expense was $8.1 million in the first nine months of 2011. This assessment also takes into account many factors, including net loan charge-offs, non-accrual loans, specific allowance for loan losses, risk-rating migration and changes in the portfolio composition and size.

Balance Sheet

Total assets decreased to $2.69 billion at September 30, 2011, down 0.9% from $2.71 billion at June 30, 2011, and down 9.5% from $2.97 billion at September 30, 2010.

Gross loans, net of deferred loan fees, totaled $2.03 billion at September 30, 2011, down 3.9% from $2.11 billion at June 30, 2011, and down 15.2% from $2.39 billion at September 30, 2010. Average gross loans, net of deferred loan fees, decreased to $2.08 billion for the third quarter of 2011, down 2.8% from $2.14 billion for the second quarter of 2011, and down 15.4% from $2.46 billion for the third quarter of 2010. The slight decline in loan balance in the third quarter this year reflects continued progress in reducing the number of problem loans, partially offset by new loans originated and a lower level of charge-offs made in the quarter.

In the third quarter of 2011, the Hanmi’s total investment portfolio increased $24.7 million with $118.6 million of new purchases yielding on average 2.81% and averaging 4.9 years in duration. In addition there was $583,000 of positive fair value adjustment, partially offset by the calling of $49.8 million of bonds, the sale of $25.2 million of securities, the payment of $15.6 million in principal, and the maturation of $3.0 million of securities. The $25.2 million of securities sold had a weighted yield to maturity of 2.41% and a weighted modified duration of 4.20 years.

The average investment securities portfolio increased substantially to $394.4 million for the third quarter of 2011, up 76%, from $223.7 million for the third quarter a year ago. At September 30, 2011, the investment portfolio totaled $415.7 million, which is an increase of 6.3%, or $24.7 million, from the second quarter of 2011. “In September, the Federal Reserve announced plans to reduce long-term interest rates through the purchase of long-term bonds through its Operation Twist initiative,” said Lonny Robinson, Executive Vice President and Chief Financial Officer. “In anticipation of a flattening yield curve, we are implementing a barbell investment strategy by purchasing a mix of high quality notes and bonds, thereby increasing returns on our investment portfolio.”

Including secured off-balance sheet lines of credit, total available liquidity to Hanmi was $912 million at September 30, 2011, representing 33.9% of total assets and 38.7% of total deposits.

Average deposits declined 1.8% to $2.38 billion for the third quarter of 2011 compared to $2.43 billion for the immediately preceding quarter, and declined 6.9% from $2.56 billion for the third quarter a year ago. This year-over-year reduction in average deposits was almost entirely due to the successful strategy of reducing time deposits, particularly high-cost promotional CDs and funds raised from rate listing services.

The improved deposit mix resulting from our new marketing campaign and renewed loan production efforts, contributed to lower interest costs. “With our new ongoing marketing campaign and proactive loan production efforts, we are continuing to rebuild our core deposit base. Core deposits, which are total deposits less time deposits equal to or greater than $100,000, now account for 64.6% of total deposits, up from, 55.4% a year ago,” said Robinson.

Total deposits decreased by 1.9% from the immediately preceding quarter and decreased 6.9% from a year ago. Both the quarterly and annual decline in total deposits was primarily due to reductions in time deposits equal to or greater than $100,000, including a $45.7 million, or 5.2% decrease for the third quarter of 2011, and $293.6 million, or 25.5% decrease year-over-year. Total deposits were $2.35 billion at September 30, 2011, compared to $2.40 billion at June 30, 2011, and $2.53 billion at September 30, 2010. There are no brokered deposits in the deposit mix at quarter-end.

Results of Operations

Net interest income, before the provision for credit losses, totaled $25.2 million for the third quarter of 2011, and $76.7 million for the first nine months of 2011, down 1.2% in the quarter and 4.0% year-over-year. Interest and dividend income was down 2.9% in the third quarter of 2011 while interest expense fell 8.8%. Year to date, interest and dividend income was down 10.7% and interest expense fell 28.6%.

The average yield on the loan portfolio improved 11 basis points to 5.60% in the third quarter of 2011 compared to 5.49% in the second quarter of 2011, and was up 16 basis points from 5.44% in the third quarter of 2010. Because interest recovery on loans that have been returned to accrual status exceeded interest reversal on loans in non-accrual status, the yield increased in the third quarter of 2011 compared to the immediately preceding quarter. The average yield on loans for the first nine months of 2011 increased 20 basis points to 5.57% from 5.37% for the first nine months of 2010.

The cost of average interest-bearing deposits in the third quarter of 2011 was down 7 basis points to 1.28% from 1.35% in the immediately preceding quarter and down 37 basis points from 1.65% in the third quarter of 2010. Year-to-date, the cost of deposits was down 39 basis points to 1.36% from 1.75% for the first nine months of 2010. As a result, NIM increased 10 basis points to 3.75% for the third quarter of 2011 compared to 3.65% for the second quarter of 2011, and was up 26 basis points from 3.49% for the third quarter of 2010. For the first nine months of 2011, NIM increased 11 basis points to 3.69% from 3.58% for the first nine months of 2010. “We have approximately $337 million in promotional CDs with a weighted average rate of 1.8% maturing over the next six months, of which $250 million will mature in March 2012. As we replace these promotional deposits with lower-cost deposits, we anticipate further margin improvement,” said Robinson.

Non-interest income in the third quarter of 2011 was $5.98 million, down 0.6% from $6.02 million in the second quarter of 2011, and up 5.4% from $5.7 million in the third quarter of 2010. For the first nine months of 2011, non-interest income dropped 9.6% to $17.5 million from $19.4 million for the first nine months of 2010. The year-over-year decline in non-interest income is due to decreased service charges on deposit accounts and net loss on sales of loans, partially offset by an increase in gain on sales of investment securities. Service charges on deposit accounts decreased to $9.6 million for the first nine months of 2011 compared to $10.8 million for the first nine months of 2010, reflecting a decrease in non-sufficient funds service charges, due to better balance management by customers and regulatory reforms on these fees. For the first nine months of 2011, Hanmi recognized a $1.9 million loss from the sale of loans which consisted of $2.9 million of impairment adjustments and $569,000 of direct losses from NPL sales, partially offset by $1.6 million of gains from sales of SBA loans. For the first nine months of 2011, Hanmi posted a net gain on sales of investment securities of $1.6 million compared to a gain of $117,000 in the first nine months of 2010.

Non-interest expense in the third quarter of 2011 decreased 17.6% to $18.9 million from $22.9 million in the immediately preceding quarter and was down 21.7% from $24.1 million in the third quarter a year ago. For the first nine months of 2011, non-interest expense decreased 16.3% to $62.8 million from $75.1 million in the first nine months of 2010. The notable year-over-year improvements were primarily attributable to lower OREO expenses, FDIC deposit insurance assessments and other regulatory costs, partially offset by $2.2 million in expenses associated with the unconsummated capital raising efforts.

Consequently, efficiency ratio improved to 60.6% this quarter as compared to 72.7% in the immediately preceding quarter and 75.4% in the third quarter of 2010. The efficiency ratio for the first nine months of 2011 showed substantial improvement to 66.6% as compared to 75.6% in the first nine months of 2010.

Conference Call Information

Management will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (617) 213-8857 at 1:30 p.m. Pacific Time, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com. Shortly after the call concludes, the replay will also be available at (617) 801-6888, using access code #63388247 where it will be archived until November 11, 2011.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward –looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including, in particular Item 1A of our Form 10K for the year ended June 30, 2011, as well as current and periodic reports filed with the U.S. Securities and Exchange Commission hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Contact: Hanmi Financial Corporation

Lonny Robinson	Chief Financial Officer	(213)-368-3200
David Yang	Investor Relations Officer	(213) 637-4798

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in Thousands)

	September 30, 2011	June 30, 2011	% Change	December 31, 2010	% Change	September 30, 2010	% Change
ASSETS
Cash and Due from Banks	$72,591	$67,166	8.1%	$60,983	19.0%	$63,455	14.4%
Interest-Bearing Deposits in Other Banks	156,271	131,757	18.6%	158,737	(1.6)%	218,843	(28.6)%
Federal Funds Sold	—	—	—	30,000	—	—	—

Cash and Cash Equivalents	228,862	198,923	15.1%	249,720	(8.4)%	282,298	(18.9)%

Investment Securities	415,698	391,045	6.3%	413,963	0.4%	325,428	27.7%

Loans:
Gross Loans, Net of Deferred Loan Fees	2,029,527	2,112,698	(3.9)%	2,267,126	(10.5)%	2,394,291	(15.2)%
Allowance for Loan Losses	(100,792)	(109,029)	(7.6)%	(146,059)	(31.0)%	(176,063)	(42.8)%

Loans Receivable, Net	1,928,735	2,003,669	(3.7)%	2,121,067	(9.1)%	2,218,228	(13.1)%

Accrued Interest Receivable	7,225	7,512	(3.8)%	8,048	(10.2)%	8,442	(14.4)%
Due from Customers on Acceptances	599	1,629	(63.2)%	711	(15.8)%	1,375	(56.4)%
Premises and Equipment, Net	16,627	16,869	(1.4)%	17,599	(5.5)%	17,639	(5.7)%
Other Real Estate Owned, Net	289	1,340	(78.4)%	4,089	(92.9)%	20,577	(98.6)%
Servicing Assets	2,884	2,545	13.3%	2,890	(0.2)%	3,197	(9.8)%
Other Intangible Assets, Net	1,664	1,825	(8.8)%	2,233	(25.5)%	2,480	(32.9)%
Investment in FHLB and FRB Stock, at Cost	31,451	32,565	(3.4)%	34,731	(9.4)%	35,201	(10.7)%
Bank-Owned Life Insurance	28,051	27,813	0.9%	27,350	2.6%	27,111	3.5%
Income Taxes Receivable	9,188	9,188	—	9,188	—	9,188	—
Other Assets	15,297	15,912	(3.9)%	15,559	(1.7)%	17,341	(11.8)%

TOTAL ASSETS	$2,686,570	$2,710,835	(0.9)%	$2,907,148	(7.6)%	$2,968,505	(9.5)%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$621,195	$600,812	3.4%	$546,815	13.6%	$559,764	11.0%
Interest-Bearing	1,731,974	1,797,563	(3.6)%	1,919,906	(9.8)%	1,967,622	(12.0)%

Total Deposits	2,353,169	2,398,375	(1.9)%	2,466,721	(4.6)%	2,527,386	(6.9)%
Accrued Interest Payable	13,490	14,226	(5.2)%	15,966	(15.5)%	13,727	(1.7)%
Bank Acceptances Outstanding	599	1,629	(63.2)%	711	(15.8)%	1,375	(56.4)%
Federal Home Loan Bank Advances	3,392	3,479	(2.5)%	153,650	(97.8)%	153,734	(97.8)%
Other Borrowings	18,708	1,034	—	1,570	—	2,558	—
Junior Subordinated Debentures	82,406	82,406	—	82,406	—	82,406	—
Deferred Tax Liabilities	—	—	—	—	—	807	—
Accrued Expenses and Other Liabilities	11,603	11,321	2.5%	12,868	(9.8)%	13,880	(16.4)%

Total Liabilities	2,483,367	2,512,470	(1.2)%	2,733,892	(9.2)%	2,795,873	(11.2)%
Stockholders’ Equity	203,203	198,365	2.4%	173,256	17.3%	172,632	17.7%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,686,570	$2,710,835	(0.9)%	$2,907,148	(7.6)%	$2,968,505	(9.5)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Nine Months Ended
	Sept. 30, 2011	June 30, 2011	% Change	Sept. 30, 2010	% Change	Sept. 30, 2011	Sept. 30, 2010	% Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$29,355	$29,249	0.4%	$33,681	(12.8)%	$89,509	$104,862	(14.6)%
Taxable Interest on Investment Securities	2,022	3,094	(34.6)%	1,592	27.0%	7,789	4,035	93.0%
Tax-Exempt Interest on Investment Securities	39	37	5.4%	62	(37.1)%	116	216	(46.3)%
Interest on Federal Funds Sold	54	27	—	40	35.0%	116	70	65.7%
Dividends on FRB and FHLB Stock	129	132	(2.3)%	135	(4.4)%	394	397	(0.8)%
Interest on Interest-Bearing Deposits in Other Banks	75	79	(5.1)%	165	(54.5)%	243	319	(23.8)%

Total Interest and Dividend Income	31,674	32,618	(2.9)%	35,675	(11.2)%	98,167	109,899	(10.7)%

INTEREST EXPENSE:
Interest on Deposits	5,730	6,192	(7.5)%	8,299	(31.0)%	18,657	26,816	(30.4)%
Interest on Federal Home Loan Bank Advances and Other Borrowings	46	240	(80.8)%	364	(87.4)%	619	1,080	(42.7)%
Interest on Junior Subordinated Debentures	739	711	3.9%	739	—	2,148	2,100	2.3%

Total Interest Expense	6,515	7,143	(8.8)%	9,402	(30.7)%	21,424	29,996	(28.6)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	25,159	25,475	(1.2)%	26,273	(4.2)%	76,743	79,903	(4.0)%
Provision for Credit Losses	8,100	—	—	22,000	(63.2)%	8,100	117,496	(93.1)%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	17,059	25,475	(33.0)%	4,273	299.2%	68,643	(37,593)	—

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	3,225	3,278	(1.6)%	3,442	(6.3)%	9,644	10,770	(10.5)%
Insurance Commissions	940	1,203	(21.9)%	1,089	(13.7)%	3,403	3,573	(4.8)%
Remittance Fees	469	499	(6.0)%	484	(3.1)%	1,430	1,469	(2.7)%
Trade Finance Fees	341	328	4.0%	381	(10.5)%	966	1,144	(15.6)%
Other Service Charges and Fees	389	368	5.7%	409	(4.9)%	1,090	1,193	(8.6)%
Net Gain (Loss) on Sales of Loans	(1,445)	(77)	—	229	—	(1,860)	443	—
Bank-Owned Life Insurance Income	237	233	1.7%	237	—	700	703	(0.4)%
Net Gain (Loss) on Sales of Investment Securities	1,704	(70)	—	4	—	1,634	117	—
Impairment Loss on Investment Securities	—	—	—	(790)	—	—	(790)	—
Other Operating Income	118	255	(53.7)%	186	(36.6)%	496	731	(32.1)%

Total Non-Interest Income	5,978	6,017	(0.6)%	5,671	5.4%	17,503	19,353	(9.6)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	8,146	8,762	(7.0)%	9,552	(14.7)%	26,032	27,349	(4.8)%
Occupancy and Equipment	2,605	2,650	(1.7)%	2,702	(3.6)%	7,820	8,101	(3.5)%
Deposit Insurance Premiums and Regulatory Assessments	1,552	1,377	12.7%	2,253	(31.1)%	4,999	8,552	(41.5)%
Data Processing	1,383	1,487	(7.0)%	1,446	(4.4)%	4,269	4,432	(3.7)%
Other Real Estate Owned Expense	(86)	806	—	2,580	—	1,549	9,998	(84.5)%
Professional Fees	1,147	1,138	0.8%	753	52.3%	3,074	2,841	8.2%
Directors and Officers Liability Insurance	737	733	0.5%	716	2.9%	2,204	2,149	2.6%
Expenses Related to Unconsummated Capital Raises	—	2,220	—	—	—	2,220	—	—
Other Operating Expenses	3,368	3,713	(9.3)%	4,077	(17.4)%	10,632	11,648	(8.7)%

Total Non-Interest Expense	18,852	22,886	(17.6)%	24,079	(21.7)%	62,799	75,070	(16.3)%

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	4,185	8,606	(51.4)%	(14,135)	—	23,347	(93,310)	—
Provision (Benefit) for Income Taxes	(18)	605	—	442	—	706	11	—

NET INCOME (LOSS)	$4,203	$8,001	(47.5)%	$(14,577)	—	$22,641	$(93,321)	—

EARNINGS (LOSS) PER SHARE:
Basic	$0.03	$0.05	(40.0)%	$(0.12)	—	$0.15	$(1.24)	—
Diluted	$0.03	$0.05	(40.0)%	$(0.12)	—	$0.15	$(1.24)	—
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	151,107,790	151,104,636		122,789,120		151,091,317	75,204,528
Diluted	151,258,390	151,258,390		122,789,120		151,246,741	75,204,528

SHARES OUTSTANDING AT PERIOD-END	151,258,390	151,258,390		151,198,390		151,258,390	151,198,390

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(Dollars in Thousands)

	Three Months Ended					Nine Months Ended
	Sept 30, 2011	June 30, 2011	% Change	Sept 30, 2010	% Change	Sept 30, 2011	Sept 30, 2010	% Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,077,934	$2,136,976	(2.8)%	$2,456,883	(15.40)%	$2,149,101	$2,610,122	(17.7)%
Average Investment Securities	394,379	497,052	(20.7)%	223,709	76.3%	454,560	169,558	168.1%
Average Interest-Earning Assets	2,660,776	2,804,709	(5.1)%	2,989,762	(11.00)%	2,785,115	2,988,813	(6.8)%
Average Total Assets	2,700,629	2,836,967	(4.8)%	2,983,632	(9.5)%	2,813,865	3,015,243	(6.7)%
Average Deposits	2,383,639	2,427,934	(1.8)%	2,559,116	(6.9)%	2,423,194	2,612,891	(7.3)%
Average Borrowings	87,386	190,447	(54.1)%	239,992	(63.6)%	171,212	245,708	(30.3)%
Average Interest-Bearing Liabilities	1,859,847	2,025,392	(8.2)%	2,238,036	(16.90)%	2,005,110	2,296,599	(12.7)%
Average Stockholders’ Equity	200,971	189,528	6.0%	155,056	29.6%	189,658	128,268	47.9%
Average Tangible Equity	199,219	187,595	6.2%	152,417	30.7%	187,719	125,327	49.8%

PER SHARE DATA:
Earnings (Loss) Per Share - Basic	$0.03	$0.05		$(0.12)		$0.15	$(1.24)
Earnings (Loss) Per Share - Diluted	$0.03	$0.05		$(0.12)		$0.15	$(1.24)
Book Value Per Share (1)	$1.34	$1.31		$1.14		$1.34	$1.14
Tangible Book Value Per Share (2)	$1.33	$1.30		$1.13		$1.33	$1.13

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	0.62%	1.13%		(1.94)%		1.08%	(4.14)%
Return on Average Stockholders’ Equity	8.30%	16.93%		(37.30)%		15.96%	(97.27)%
Return on Average Tangible Equity	8.37%	17.11%		(37.94)%		16.13%	(99.56)%
Efficiency Ratio	60.55%	72.67%		75.38%		66.63%	75.63%
Net Interest Spread (3)	3.34%	3.26%		3.07%		3.29%	3.17%
Net Interest Margin (3)	3.75%	3.65%		3.49%		3.69%	3.58%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$109,029	$125,780	(13.3)%	$176,667	(38.3)%	$146,059	$144,996	0.7%
Provision Charged to Operating Expense	7,269	(250)	—	20,700	(64.9)%	8,295	117,710	(93.0)%
Charge-Offs, Net of Recoveries	(15,506)	(16,501)	(6.0)%	(21,304)	(27.2)%	(53,562)	(86,643)	(38.2)%

Balance at End of Period	$100,792	$109,029	(7.6)%	$176,063	(42.8)%	$100,792	$176,063	(42.8)%

Allowance for Loan Losses to Total Gross Loans	4.97%	5.16%		7.35%		4.97%	7.35%
Allowance for Loan Losses to Total Non-Performing Loans	105.54%	65.25%		90.41%		105.54%	90.41%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$2,391	$2,141	11.7%	$2,362	1.2%	$3,417	$3,876	(11.8)%
Provision Charged to Operating Expense	831	250	—	1,300	—	(195)	(214)	(8.9)%

Balance at End of Period	$3,222	$2,391	34.8%	$3,662	(12.0)%	$3,222	$3,662	(12.0)%

(1)	Total stockholders’ equity divided by common shares outstanding.
(2)	Tangible equity divided by common shares outstanding. See “Non-GAAP Financial Measures.”
(3)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED) (Continued)

(Dollars in Thousands)

	Sept. 30 2011	June 30, 2011	% Change	December 31, 2010	% Change	Sept. 30, 2010	% Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$95,503	$167,102	(42.8)%	$169,028	(43.5)%	$194,729	(51.0)%
Loans 90 Days or More Past Due and Still Accruing	—	—	—	—	—	—	—

Total Non-Performing Loans	95,503	167,102	(42.8)%	169,028	(43.5)%	194,729	(51.0)%
Other Real Estate Owned, Net	289	1,340	(78.4)%	4,089	(92.9)%	20,577	(98.6)%

Total Non-Performing Assets	$95,792	$168,442	(43.1)%	$173,117	(44.7)%	$215,306	(55.5)%

Total Non-Performing Loans/Total Gross Loans	4.71%	7.91%		7.45%		8.13%
Total Non-Performing Assets/Total Assets	3.57%	6.21%		5.95%		7.25%
Total Non-Performing Assets/Allowance for Loan Losses	95.0%	154.5%		118.5%		122.3%
DELINQUENT LOANS (4)	$16,473	$15,644	5.3%	$21,457	(23.2)%	$23,896	(31.1)%

Delinquent Loans/Total Gross Loans	0.81%	0.74%		0.95%		1.00%
LOAN PORTFOLIO:
Real Estate Loans	$764,169	$788,559	(3.1)%	$856,527	(10.8)%	$885,734	(13.7)%
Commercial and Industrial Loans (5)	1,220,245	1,277,650	(4.5)%	1,360,865	(10.3)%	1,456,163	(16.2)%
Consumer Loans	44,819	46,500	(3.6)%	50,300	(10.9)%	53,237	(15.8)%

Total Gross Loans	2,029,233	2,112,709	(4.0)%	2,267,692	(10.5)%	2,395,134	(15.3)%
Deferred Loan Fees	294	(11)	—	(566)	—	(843)	0.0%

Gross Loans, Net of Deferred Loan Fees	2,029,527	2,112,698	(3.9)%	2,267,126	(10.5)%	2,394,291	(15.2)%
Allowance for Loan Losses	(100,792)	(109,029)	(7.6)%	(146,059)	(31.0)%	(176,063)	(42.8)%

Loans Receivable, Net	$1,928,735	$2,003,669	(3.7)%	$2,121,067	(9.1)%	$2,218,228	(13.1)%

LOAN MIX:
Real Estate Loans	37.7%	37.3%		37.8%		37.0%
Commercial and Industrial Loans	60.1%	60.5%		60.0%		60.8%
Consumer Loans	2.2%	2.2%		2.2%		2.2%

Total Gross Loans	100.0%	100.0%		100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand - Noninterest-Bearing	$621,195	$600,812	3.4%	$546,815	13.6%	$559,764	11.0%
Savings	106,633	110,935	(3.9)%	113,968	(6.4)%	119,824	(11.0)%
Money Market Checking and NOW Accounts	455,438	484,132	(5.9)%	402,481	13.2%	422,564	7.8%
Time Deposits of $100,000 or More	833,180	878,871	(5.2)%	1,118,621	(25.5)%	1,126,760	(26.1)%
Other Time Deposits	336,723	323,625	4.0%	284,836	18.2%	298,474	12.8%

Total Deposits	$2,353,169	$2,398,375	(1.9)%	$2,466,721	(4.6)%	$2,527,386	(6.9)%

DEPOSIT MIX:
Demand - Noninterest-Bearing	26.4%	25.1%		22.2%		22.1%
Savings	4.5%	4.6%		4.6%		4.7%
Money Market Checking and NOW Accounts	19.4%	20.2%		16.3%		16.7%
Time Deposits of $100,000 or More	35.4%	36.6%		45.3%		44.6%
Other Time Deposits	14.3%	13.5%		11.6%		11.9%

Total Deposits	100.0%	100.0%		100.0%		100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	14.71%	14.02%		12.22%		11.61%
Tier 1 Risk-Based	13.42%	12.72%		10.91%		10.28%
Tier 1 Leverage	10.41%	9.70%		8.55%		8.26%
Tangible equity ratio	10.63%	10.33%		8.59%		8.37%

(4)	30 to 89 days past due and still accruing interest
(5)	Commercial and industrial loans include owner-occupied property loans of $811.0 million, $848.8 million, $894.8 million and $967.9 million as of September 30, 2011, June 30, 2011, December 31, 2010 and September 30, 2010, respectively.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)

(Dollars in Thousands)

	Three Months Ended									Nine Months Ended
	September 30, 2011			June 30, 2011			September 30, 2010			September 30, 2011			September 30, 2010
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$686,766	$8,974	5.18%	$688,142	$9,386	5.47%	$773,589	$10,638	5.46%	$698,818	$27,971	5.35%	$806,704	$32,363	5.36%
Construction	40,486	663	6.50%	50,192	621	4.96%	71,545	862	4.78%	50,227	1,792	4.77%	88,424	3,202	4.84%
Residential Property	57,164	677	4.70%	59,323	679	4.59%	67,291	805	4.75%	59,141	2,039	4.61%	70,410	2,520	4.79%

Total Real Estate Loans	784,416	10,314	5.22%	797,657	10,686	5.37%	912,425	12,305	5.35%	808,186	31,802	5.26%	965,538	38,085	5.27%
Commercial and Industrial Loans (1)	1,247,713	18,435	5.86%	1,291,470	17,914	5.56%	1,490,811	20,611	5.49%	1,293,472	55,741	5.76%	1,588,154	64,330	5.42%
Consumer Loans	45,663	524	4.55%	48,017	562	4.69%	54,469	690	5.03%	47,603	1,668	4.68%	57,425	2,277	5.30%

Total Gross Loans	2,077,792	29,273	5.59%	2,137,144	29,162	5.47%	2,457,705	33,606	5.42%	2,149,261	89,211	5.55%	2,611,117	104,692	5.36%
Prepayment Penalty Income	—	81	—	—	87	—	—	75	—	—	297	—	—	170	—
Unearned Income on Loans, Net of Costs	142	—	—	(168)	—	—	(823)	—	—	(160)	—	—	(994)	—	—

Gross Loans, Net	2,077,934	29,354	5.60%	2,136,976	29,249	5.49%	2,456,882	33,681	5.44%	2,149,101	89,508	5.57%	2,610,123	104,862	5.37%

Investment Securities:
Municipal Bonds - Taxable	10,732	115	4.29%	13,603	140	4.12%	—	—	—	13,930	433	4.14%	—	—	0.00%
Municipal Bonds -Nontaxable (2)	4,526	60	5.30%	4,125	57	5.53%	6,301	95	6.03%	4,373	179	5.46%	7,107	332	6.23%
U.S. Government Agency Securities	106,029	387	1.46%	152,438	629	1.65%	92,690	620	2.68%	134,779	1,639	1.62%	63,790	1,563	3.27%
Mortgage-Backed Securities	108,398	552	2.04%	127,413	946	2.97%	63,439	537	3.39%	116,857	2,137	2.44%	61,265	1,604	3.49%
Collateralized Mortgage Obligations	132,931	713	2.15%	169,110	1,113	2.63%	45,747	300	2.62%	152,788	2,803	2.45%	23,931	542	3.02%
Corporate Bonds	20,381	168	3.30%	20,121	165	3.28%	3,130	30	3.83%	20,236	500	3.29%	1,055	30	3.79%
Other Securities	11,382	87	3.06%	10,242	101	3.94%	12,402	103	3.32%	11,597	277	3.18%	12,410	295	3.17%

Total Investment Securities (2)	394,379	2,082	2.11%	497,052	3,151	2.54%	223,709	1,685	3.01%	454,560	7,968	2.34%	169,558	4,366	3.43%

Other Interest-Earning Assets:
Equity Securities	32,491	129	1.59%	34,078	133	1.56%	36,568	135	1.48%	34,030	394	1.54%	37,961	397	1.39%
Federal Funds Sold and Securities Purchased
Under Resale Agreements	4,734	5	0.42%	7,067	9	0.51%	6,932	8	0.46%	6,160	22	0.48%	11,056	41	0.49%
Term Federal Funds Sold	42,913	49	0.46%	13,681	18	0.53%	22,880	32	0.56%	25,542	94	0.49%	10,128	29	0.38%
Interest-Bearing Deposits in Other Banks	108,325	75	0.28%	115,855	79	0.27%	242,790	165	0.27%	115,722	243	0.28%	149,988	319	0.28%

Total Other Interest-Earning Assets	188,463	258	0.55%	170,681	239	0.56%	309,170	340	0.44%	181,454	753	0.55%	209,133	786	0.50%

TOTAL INTEREST-EARNING ASSETS (2)	$2,660,776	$31,694	4.73%	$2,804,709	$32,639	4.67%	$2,989,761	$35,706	4.74%	$2,785,115	$98,229	4.72%	$2,988,814	$110,014	4.92%

INTEREST-BEARING LIABILITIES
Interest-Bearing Deposits:
Savings	$107,643	$675	2.49%	$111,723	$734	2.64%	$122,122	$889	2.89%	$110,795	$2,158	2.60%	$120,945	$2,635	2.91%
Money Market Checking and NOW Accounts	475,712	806	0.67%	488,723	1,010	0.83%	429,601	1,094	1.01%	471,179	2,818	0.80%	481,744	3,933	1.09%
Time Deposits of $100,000 or More	854,894	3,237	1.50%	926,024	3,477	1.51%	1,133,970	5,059	1.77%	943,366	10,773	1.53%	1,050,248	14,793	1.88%
Other Time Deposits	334,212	1,014	1.20%	308,475	971	1.26%	312,351	1,257	1.60%	308,558	2,910	1.26%	397,954	5,455	1.83%

Total Interest-Bearing Deposits	1,772,461	5,732	1.28%	1,834,945	6,192	1.35%	1,998,044	8,299	1.65%	1,833,898	18,659	1.36%	2,050,891	26,816	1.75%

Borrowings:
FHLB Advances	3,437	46	5.31%	106,710	239	0.90%	153,777	342	0.88%	87,369	618	0.95%	160,162	1,027	0.86%
Other Borrowings	1,543	—	—	1,331	1	0.30%	3,809	22	2.29%	1,437	1	0.09%	3,140	53	2.26%
Junior Subordinated Debentures	82,406	739	3.56%	82,406	711	3.46%	82,406	739	3.56%	82,406	2,148	3.49%	82,406	2,100	3.41%

Total Borrowings	87,386	785	3.56%	190,447	951	2.00%	239,992	1,103	1.82%	171,212	2,767	2.16%	245,708	3,180	1.73%

TOTAL INTEREST-BEARING LIABILITIES	$1,859,847	$6,517	1.39%	$2,025,392	$7,143	1.41%	$2,238,036	$9,402	1.67%	$2,005,110	$21,426	1.43%	$2,296,599	$29,996	1.75%

NET INTEREST INCOME (2)		$25,177			$25,496			$26,304			$76,803			$80,018

NET INTEREST SPREAD (2)			3.34%			3.26%			3.07%			3.29%			3.17%

NET INTEREST MARGIN (2)			3.75%			3.65%			3.49%			3.69%			3.58%

(1)	Commercial and industrial loans include owner-occupied commercial real etate loans
(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi Bank and Hanmi Financial’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi Bank and Hanmi Financial. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(Dollars in Thousands)

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO

Total Assets	$2,686,570	$2,710,835	$2,907,148	$2,968,505
Less Other Intangible Assets	(1,664)	(1,825)	(2,233)	(2,480)

Tangible Assets	$2,684,906	$2,709,010	$2,904,915	$2,966,025

Total Stockholders’ Equity	$203,203	$198,365	$173,256	$172,632
Less Other Intangible Assets	(1,664)	(1,825)	(2,233)	(2,480)

Tangible Stockholders’ Equity	$201,539	$196,540	$171,023	$170,152

Total Stockholders’ Equity to Total Assets Ratio	7.56%	7.32%	5.96%	5.82%
Tangible Common Equity to Tangible Assets Ratio	7.51%	7.26%	5.89%	5.74%

Common Shares Outstanding	151,258,390	151,258,390	151,198,390	151,198,390
Tangible Common Equity Per Common Share	$1.33	$1.30	$1.13	$1.13

HANMI BANK

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(Dollars in Thousands)

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO

Total Assets	$2,681,517	$2,705,997	$2,900,415	$2,961,039
Less Other Intangible Assets	(94)	(184)	(450)	(625)

Tangible Assets	$2,681,423	$2,705,813	$2,899,965	$2,960,414

Total Stockholders’ Equity	$285,250	$279,712	$249,637	$248,310
Less Other Intangible Assets	(94)	(184)	(450)	(625)

Tangible Stockholders’ Equity	$285,156	$279,528	$249,187	$247,685

Total Stockholders’ Equity to Total Assets Ratio	10.64%	10.34%	8.61%	8.39%
Tangible Common Equity to Tangible Assets Ratio	10.63%	10.33%	8.59%	8.37%